UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CEA Industries Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-3911608
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Address of principal executive offices, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each Exchange on which
to be so registered	each class is to be registered

Common Stock, $.00001 par value per share	The Nasdaq Stock Market LLC

Warrants	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261648

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the securities of CEA Industries Inc. (the “registrant”) to be registered hereunder is contained in the sections titled “Description of the Securities” and “Dividend Policy” of the prospectus included as part of the registrant’s Registration Statement on Form S-1 (No. 333-261648), as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2021, as amended from time to time thereafter (the “Registration Statement”) and is hereby incorporated by reference in answer to this Item. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 4, 2022

CEA INDUSTRIES INC.

By:	/s/ Brian Knaley
Name:	Brian Knaley
Title:	Chief Financial Officer